EXHIBIT 5.1

                            Opinion Letter of Counsel
                            -------------------------

                  HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP
                            ONE M&T PLAZA, SUITE 2000
                             BUFFALO, NEW YORK 14203


                                  June 1, 2000


Rent-Way, Inc.
One RentWay Place
Erie, Pennsylvania 16505

Ladies and Gentlemen:

     Re:  Registration Statement on Form S-3 (No. 333-      )
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     We are  delivering  this  opinion at your  request in  connection  with the registration by Rent-Way, Inc. (the "Company") under the Securities Act of 1933, as amended, and the rules and regulations thereunder, of 115,812 shares of Common Stock, without par value, of the Company, underlying certain stock options of the Company (the "Shares"), for sale by the selling shareholders
identified  in  the  prospectus  (the  "Prospectus")   forming  a  part  of  the
above-referenced registration statement (the "Registration Statement").

     The opinions set forth in this letter are based upon (1) our review of (a) originals, or copies authenticated to our satisfaction, of the Company's Articles of Incorporation, as amended, its Bylaws, as amended, and records of certain of its corporate proceedings and (b) such other certificates, opinions, instruments and agreements we have deemed necessary and (2) our review of published sources of law as we have deemed necessary.

     Subject to the qualifications set forth in this letter, it is our opinion that the Shares have been duly authorized and, on exercise of such stock options in accordance with their terms, including payment of the exercise price thereof, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and the reference to this firm in the Prospectus under the caption "Legal Matters."

                                            Very truly yours,

                               HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR LLP


                                          By:    /s/ John J. Zak

/smd